UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2023

KORTH DIRECT MORTGAGE INC.

(Exact name of registrant as specified in its charter)

Florida	000-1695962	27-0644172
(State or other Jurisdiction	Commission File Number	(IRS Employer Identification No.)
of incorporation)

135 San Lorenzo Avenue, Suite 600, Coral Gables, Florida 33133

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:     (786) 567-3117

                      n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Resignation of Chief Executive Officer.

On May 16, 2023, James W. Korth resigned as Chief Executive Officer of Korth Direct Mortgage Inc. (the “Company”). Mr. Korth remains the Company’s Chairman of the Board and Managing Partner of the Company’s J.W. Korth & Company Limited Partnership subsidiary. He assumed the non-executive title of Founder of the Company concurrently with his resignation as Chief Executive Officer.

(b)	Appointment of Chief Executive Officer.

On May 16, 2023, Holly C. MacDonald-Korth was elected Chief Executive Officer of the Company. In addition to her position as Chief Executive Officer, Ms. MacDonald-Korth will continue to serve as the Company’s President, Chief Financial Officer, and a director of the Company.

Ms. MacDonald-Korth, 47, has served as the Chief Financial Officer of the Company since 2016 and as President of the Company since June 2019. Since 2006 she has been the Managing Director and Chief Financial Officer of J.W. Korth & Company Limited Partnership, in which capacities she oversees all operations, finance, and business development for that firm. Prior to joining J.W. Korth, Ms. MacDonald-Korth was Senior Vice President of Overstock.com and a financial systems analyst at the Board of Governors of the Federal Reserve. She received a Bachelor of Business Administration with honors in Finance from the University of Miami. She holds Series 7, 24, 27, and 66 licenses. Ms. MacDonald-Korth is the daughter of James W. Korth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2023	KORTH DIRECT MORTGAGE INC.

	By:	/s/ Holly C. MacDonald-Korth
Holly C. MacDonald-Korth,
President and Chief Executive Officer